UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[First used on May 23, 2023]

Have questions about the upcoming Nikola Annual Meeting of Stockholders? Nikola will hold a “Fireside Chat” and Q&A session for Stockholders with CEO Michael Lohscheller on Thursday, June 1, 2023 at 4:30 p.m. ET (1:30 p.m. PT). Learn more here:
https://www.nikolamotor.com/press_releases/lohscheller-releases-video-explaining-why-proposal-2-is-vital-to-nikolas-future/

[First used on May 23, 2023]

Hello team.

Many of you own NKLA shares...which means WE NEED YOUR VOTE!

Please VOTE, even if you only own one NKLA share as of the close of business on April 10, 2023, and even if you no longer own the share(s). EVERY VOTE MATTERS.

Voting takes just a few minutes and voting FOR Proposal 2 would allow Nikola to increase the authorized number of common shares helping to ensure that Nikola can continue moving forward toward its vision of a zero-emissions future, and toward achieving new milestones.

VOTING DEADLINE is June 6, at 11:59 p.m., Eastern Time.

Call (855) 935-2562 or vote online at www.proxyvote.com. You can also read today's announcement to learn of more ways to vote.

Many thanks to those of you who have already voted.

Regards,

Michael

[First used on or about May 24, 2023]

Vote FOR Proposal 2. Not voting is the same as a vote against. The deadline is June 6, 2023, at 11:59 p.m. ET. Voting is quick and easy. North America call toll-free (855) 935-2562, and international holders call 1 (551) 210-9929. https://www.nikolamotor.com/stockholder-meeting/